Exhibit 32(2)
Certification of Principal Accounting Officer
     I, Jerry W. Fanska, Vice President—Finance and Treasurer, of Layne Christensen Company, do hereby certify in accordance with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(a)	the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended July 31, 2005, which this certification accompanies, fully complies with the requirementsA of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	the information contained in the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended July 31, 2005, which this certification accompanies, fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Dated: November 21, 2005	/s/ Jerry W. Fanska
Jerry W. Fanska
Vice President—Finance and Treasurer